Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. and Plains GP Holdings Report Second-Quarter 2014 Results

(Houston — August 6, 2014) Plains All American Pipeline, L.P. (NYSE: PAA) and Plains GP Holdings (NYSE: PAGP) today reported second-quarter 2014 results, with PAA’s results exceeding the midpoint of its quarterly guidance range by 13%. PAA’s second-quarter 2014 results exceeded the midpoint of quarterly guidance in all three of PAA’s segments.

Plains All American Pipeline, L.P.

Summary Financial Information (1)

(in millions, except per unit data)

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2014	2013	Change	2014	2013	Change
Net income attributable to PAA	$287	$292	-2%	$671	$821	-18%
Diluted net income per limited partner unit	$0.45	$0.57	-21%	$1.18	$1.84	-36%
EBITDA	$492	$484	2%	$1,099	$1,232	-11%

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2014	2013	Change	2014	2013	Change
Adjusted net income attributable to PAA	$307	$287	7%	$660	$811	-19%
Diluted adjusted net income per limited partner unit	$0.50	$0.56	-11%	$1.15	$1.82	-37%
Adjusted EBITDA	$512	$478	7%	$1,079	$1,217	-11%
Distribution per unit declared for the period	$0.6450	$0.5875	9.8%

(1)      PAA’s reported results include the impact of items that affect comparability between reporting periods. The impact of certain of these items is excluded from adjusted results.  See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding certain selected items that PAA believes impact comparability of financial results between reporting periods, as well as for information regarding non-GAAP financial measures (such as adjusted EBITDA) and their reconciliation to the most directly comparable GAAP measures.

“PAA delivered solid second-quarter results, exceeding the high-end of our initial guidance range and slightly ahead of our updated outlook provided in June,” stated Greg L. Armstrong, Chairman  and CEO of Plains All American.  “These results were driven by over performance in our Transportation and Supply and Logistics segments.”

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Armstrong added, “PAA remains on track to achieve its distribution growth objective of 10% for 2014, while maintaining attractive distribution coverage. PAA’s quarterly distribution of $0.6450 per unit, to be paid next week, represents a 9.8% increase over the quarterly distribution paid in August 2013.  Given PAA’s trajectory, PAGP also remains on track to achieve its distribution growth objective of 25% for 2014. PAGP’s quarterly distribution of $0.1834 per share represents a 7.5% increase over the quarterly distribution paid in May of 2014 and a 23.1% increase over the initial quarterly distribution included in PAGP’s October 2013 initial public offering (“IPO”) prospectus.

As a result of PAA’s first half performance and our outlook for near baseline performance for the remainder of the year, we have increased our full-year adjusted EBITDA guidance by $25 million to a mid-point of $2.175 billion,” said Armstrong.  “Our 2014 capital expansion program is proceeding well as we continue to advance a number of attractive projects included in our multi-billion dollar project portfolio. Furthermore, we are well positioned financially, ending the second quarter with a strong balance sheet, credit metrics favorable to PAA’s targeted credit profile and approximately $2.2 billion of committed liquidity.”

The following table summarizes selected PAA financial information by segment for the second quarter and first half of 2014:

Summary of Selected Financial Data by Segment (1)

(in millions)

	Three Months Ended			Three Months Ended
	June 30, 2014			June 30, 2013
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Reported segment profit	$221	$134	$133	$160	$149	$176

Selected items impacting the comparability of segment profit (2)	8	4	11	7	4	(22)

Adjusted segment profit	$229	$138	$144	$167	$153	$154

Percentage change in adjusted segment profit versus 2013 period	37%	-10%	-6%

	Six Months Ended			Six Months Ended
	June 30, 2014			June 30, 2013
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Reported segment profit	$427	$288	$382	$323	$300	$610

Selected items impacting the comparability of segment profit (2)	16	9	(44)	18	10	(49)

Adjusted segment profit	$443	$297	$338	$341	$310	$561

Percentage change in adjusted segment profit versus 2013 period	30%	-4%	-40%

(1)      PAA’s reported results include the impact of items that affect comparability between reporting periods. The impact of certain of these items is excluded from adjusted results.  See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding certain selected items that PAA believes impact comparability of financial results between reporting periods.

(2)      Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

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Second-quarter 2014 Transportation adjusted segment profit increased 37% versus comparable 2013 results. This increase was primarily driven by higher crude oil pipeline volumes associated with recently completed organic growth projects and increased producer drilling activities, partially offset by the sale of our refined products pipelines in 2013.

Second-quarter 2014 Facilities adjusted segment profit decreased 10% over comparable 2013 results.  This decrease was primarily due to the impact of recontracting capacity originally contracted at higher rates within our natural gas storage operations, as well as increased field operating costs.  This impact was partially offset by increased profitability from our NGL storage and fractionation activities.

Second-quarter 2014 Supply and Logistics adjusted segment profit decreased by approximately 6% relative to comparable 2013 results. This decrease was primarily related to less favorable NGL market conditions and higher costs, primarily related to increased facility fees, in the second quarter of 2014 compared to the same 2013 period.  These impacts were partially offset by more favorable crude oil market conditions during the second quarter of 2014.

Plains GP Holdings

PAGP’s sole assets are its ownership interest in PAA’s general partner and incentive distribution rights.  As the control entity of PAA, PAGP consolidates PAA’s results into its financial statements, which is reflected in the condensed consolidating balance sheet and income statement included at the end of this release.  Information regarding PAGP’s distributions is reflected below:

Summary Financial Information

	Q2 2014	Q1 2014	Distribution provided in IPO prospectus
Distribution per share for the period	$0.18340	$0.17055	$0.14904
Q2 2014 distribution percentage growth over previous benchmarks		7.5%	23.1%

Conference Call

PAA and PAGP will hold a conference call on August 7, 2014 (see details below).  Prior to this conference call, PAA will furnish a current report on Form 8-K, which will include material in this news release as well as PAA’s financial and operational guidance for the third quarter and full year of 2014.  A copy of the Form 8-K will be available at www.plainsallamerican.com, where PAA and PAGP routinely post important information.

The PAA and PAGP conference call will be held at 11:00 a.m. EDT on Thursday, August 7, 2014 to discuss the following items:

1.              PAA’s second-quarter 2014 performance;

2.              The status of major expansion projects;

3.              Capitalization and liquidity;

4.              Financial and operating guidance for the third quarter and full year of 2014; and

5.              PAA’s and PAGP’s outlook for the future.

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291

Conference Call Access Instructions

To access the Internet webcast of the conference call, please go to www.plainsallamerican.com, choose “Investor Relations,” and then choose “Events and Presentations.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the website.

Alternatively, access to the live conference call is available by dialing toll free (800) 230-1085. International callers should dial (612) 332-0107.  No password is required.  The slide presentation accompanying the conference call will be available a few minutes prior to the call under the “Events and Presentations” tab of the PAA and PAGP Investor Relations sections of the above referenced website.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial (800) 475-6701, or (320) 365-3844 for international callers, and enter replay access code 331340.  The replay will be available beginning Thursday, August 7, 2014, at approximately 1:00 p.m. EDT and will continue until 11:59 p.m. EDT on September 7, 2014.

Non-GAAP Financial Measures and Selected Items Impacting Comparability

To supplement our financial information presented in accordance with GAAP, management uses additional measures that are known as “non-GAAP financial measures” (such as adjusted EBITDA and implied distributable cash flow) in its evaluation of past performance and prospects for the future. Management believes that the presentation of such additional financial measures provides useful information to investors regarding our performance and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about our core operating performance and ability to generate and distribute cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) the mark-to-market of derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), (iii) items that are not indicative of our core operating results and business outlook and/or (iv) other items that we believe should be excluded in understanding our core operating performance. We have defined all such items as “selected items impacting comparability.”  We consider an understanding of these selected items impacting comparability to be material to the evaluation of our operating results and prospects.

Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

Adjusted EBITDA and other non-GAAP financial measures are reconciled to the most comparable GAAP measures for the periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our consolidated financial statements and notes thereto. In addition, PAA maintains on its website (www.plainsallamerican.com) a reconciliation of adjusted EBITDA and certain commonly used non-GAAP financial information to the most comparable GAAP measures. To access the information, investors should click on “Plains All American Pipeline, L.P.” under the “Investor Relations” link on the home page, select the “Guidance & Non-GAAP Reconciliations” link and navigate to the “Non-GAAP Reconciliations” tab.

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, failure to implement or capitalize, or delays in implementing or capitalizing, on planned internal growth projects; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; declines in the volume of crude oil, refined product and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our facilities, whether due to declines in production from existing oil and gas reserves, failure to develop or slowdown in the development of additional oil and gas reserves or other factors; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the occurrence of a natural disaster, catastrophe, terrorist attack or other event, including attacks on our electronic and computer systems; weather interference with business operations or project construction, including the impact of extreme weather events or conditions; tightened capital markets or other factors that increase our cost of capital or limit our access to capital;  maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the currency exchange rate of the Canadian dollar; the availability of, and our ability to consummate, acquisition or combination opportunities; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; shortages or cost increases of supplies, materials or labor; the effectiveness of our risk management activities; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements, and related interpretations; non-utilization of our assets and facilities; the effects of competition; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; risks related to the development and operation of our facilities, including our ability to satisfy our contractual obligations to our customers at our facilities; factors affecting demand for natural gas and natural gas storage services and rates; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of natural gas liquids discussed in the Partnerships’ filings with the Securities and Exchange Commission.

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291

Plains All American Pipeline, L.P. is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil, natural gas liquids (“NGL”), natural gas and refined products. PAA owns an extensive network of pipeline transportation, terminalling, storage and gathering assets in key crude oil and NGL producing basins and transportation corridors and at major market hubs in the United States and Canada. On average, PAA handles over 3.5 million barrels per day of crude oil and NGL on its pipelines. PAA is headquartered in Houston, Texas.

Plains GP Holdings is a publicly traded entity that owns an interest in the general partner and incentive distribution rights of Plains All American Pipeline, L.P., one of the largest energy infrastructure and logistics companies in North America. PAGP is headquartered in Houston, Texas.

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

REVENUES	$11,195	$10,295	$22,878	$20,915

COSTS AND EXPENSES
Purchases and related costs	10,280	9,387	20,950	18,825
Field operating costs	360	343	696	684
General and administrative expenses	90	91	179	196
Depreciation and amortization	100	91	196	173
Total costs and expenses	10,830	9,912	22,021	19,878

OPERATING INCOME	365	383	857	1,037

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	23	11	44	23
Interest expense, net	(82)	(75)	(161)	(152)
Other income/(expense), net	4	(1)	2	(1)

INCOME BEFORE TAX	310	318	742	907
Current income tax expense	(16)	(8)	(52)	(53)
Deferred income tax expense	(6)	(10)	(18)	(17)

NET INCOME	288	300	672	837
Net income attributable to noncontrolling interests	(1)	(8)	(1)	(16)
NET INCOME ATTRIBUTABLE TO PAA	$287	$292	$671	$821

NET INCOME ATTRIBUTABLE TO PAA:
LIMITED PARTNERS	$166	$197	$435	$631
GENERAL PARTNER	$121	$95	$236	$190

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.45	$0.58	$1.19	$1.85

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.45	$0.57	$1.18	$1.84

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	365	340	363	338

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	367	342	365	341

ADJUSTED RESULTS

(in millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

ADJUSTED NET INCOME ATTRIBUTABLE TO PAA	$307	$287	$660	$811

DILUTED ADJUSTED NET INCOME PER LIMITED PARTNER UNIT	$0.50	$0.56	$1.15	$1.82

ADJUSTED EBITDA	$512	$478	$1,079	$1,217

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in millions)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets	$5,168	$4,964
Property and equipment, net	11,613	10,819
Goodwill	2,502	2,503
Linefill and base gas	895	798
Long-term inventory	287	251
Investments in unconsolidated entities	545	485
Other, net	485	540
Total assets	$21,495	$20,360

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$5,423	$5,411
Senior notes, net of unamortized discount	7,409	6,710
Long-term debt under credit facilities and other	5	5
Other long-term liabilities and deferred credits	546	531
Total liabilities	13,383	12,657

Partners’ capital excluding noncontrolling interests	8,053	7,644
Noncontrolling interests	59	59
Total partners’ capital	8,112	7,703
Total liabilities and partners’ capital	$21,495	$20,360

DEBT CAPITALIZATION RATIOS

(in millions)

	June 30,	December 31,
	2014	2013
Short-term debt	$763	$1,113
Long-term debt	7,414	6,715
Total debt	$8,177	$7,828

Long-term debt	$7,414	$6,715
Partners’ capital	8,112	7,703
Total book capitalization	$15,526	$14,418
Total book capitalization, including short-term debt	$16,289	$15,531

Long-term debt-to-total book capitalization	48%	47%
Total debt-to-total book capitalization, including short-term debt	50%	50%

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT

(in millions)

	Three Months Ended			Three Months Ended
	June 30, 2014			June 30, 2013
			Supply and			Supply and
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$412	$277	$10,860	$365	$348	$9,934
Purchases and related costs (1)	(41)	(12)	(10,578)	(39)	(83)	(9,614)
Field operating costs (excluding equity-indexed compensation expense) (1)	(137)	(106)	(112)	(138)	(94)	(109)
Equity-indexed compensation expense - operations	(5)	(2)	(1)	(4)	—	(1)
Segment G&A expenses (excluding equity-indexed compensation expense) (2)	(21)	(16)	(27)	(26)	(16)	(27)
Equity-indexed compensation expense - general and administrative	(10)	(7)	(9)	(9)	(6)	(7)
Equity earnings in unconsolidated entities	23	—	—	11	—	—
Reported segment profit	$221	$134	$133	$160	$149	$176
Selected items impacting comparability of segment profit (3)	8	4	11	7	4	(22)
Adjusted segment profit	$229	$138	$144	$167	$153	$154

Maintenance capital	$42	$5	$1	$23	$11	$5

	Six Months Ended			Six Months Ended
	June 30, 2014			June 30, 2013
			Supply and			Supply and
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$798	$576	$22,228	$732	$703	$20,158
Purchases and related costs (1)	(78)	(38)	(21,553)	(74)	(174)	(19,249)
Field operating costs (excluding equity-indexed compensation expense) (1)	(265)	(204)	(218)	(270)	(180)	(224)
Equity-indexed compensation expense - operations	(10)	(2)	(2)	(13)	(1)	(2)
Segment G&A expenses (excluding equity-indexed compensation expense) (2)	(43)	(29)	(53)	(49)	(32)	(53)
Equity-indexed compensation expense - general and administrative	(19)	(15)	(20)	(26)	(16)	(20)
Equity earnings in unconsolidated entities	44	—	—	23	—	—
Reported segment profit	$427	$288	$382	$323	$300	$610
Selected items impacting comparability of segment profit (3)	16	9	(44)	18	10	(49)
Adjusted segment profit	$443	$297	$338	$341	$310	$561

Maintenance capital	$76	$15	$4	$55	$18	$9

(1)      Includes intersegment amounts.

(2)      Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.

(3)      Certain non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

OPERATING DATA (1)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Transportation activities (average daily volumes in thousands of barrels per day):
Tariff activities
Crude Oil Pipelines
All American	38	38	36	39
Bakken Area Systems	145	130	138	127
Basin / Mesa	714	680	729	702
Capline	121	158	123	157
Eagle Ford Area Systems	209	74	199	61
Line 63 / Line 2000	106	108	116	113
Manito	44	46	44	46
Mid-Continent Area Systems	360	282	338	287
Permian Basin Area Systems	759	548	759	513
Rainbow	108	125	114	124
Rangeland	65	56	67	62
Salt Lake City Area Systems	130	131	131	133
South Saskatchewan	58	33	61	46
White Cliffs	24	21	24	21
Other	745	739	703	737
NGL Pipelines
Co-Ed	55	51	56	54
Other	123	165	119	186
Refined Products Pipelines	—	110	—	105
Tariff activities total	3,804	3,495	3,757	3,513
Trucking	127	108	129	109
Transportation activities total	3,931	3,603	3,886	3,622

Facilities activities (average monthly volumes):
Crude oil, refined products and NGL terminalling and storage (average monthly capacity in millions of barrels)	94	95	95	94
Rail load / unload volumes (average volumes in thousands of barrels per day)	224	231	227	223
Natural gas storage (average monthly capacity in billions of cubic feet)	97	97	97	95
NGL fractionation (average volumes in thousands of barrels per day)	86	90	89	95
Facilities activities total (average monthly volumes in millions of barrels) (2)	120	121	121	120

Supply and Logistics activities (average daily volumes in thousands of barrels per day):
Crude oil lease gathering purchases	931	853	912	855
NGL sales	139	160	205	221
Waterborne cargos	—	7	—	6
Supply and Logistics activities total	1,070	1,020	1,117	1,082

(1) Volumes associated with assets employed through acquisitions and internal growth projects represent total volumes (attributable to our interest) for the number of days or months we employed the assets divided by the number of days or months in the period.

(2) Facilities total is calculated as the sum of: (i) crude oil, refined products and NGL terminalling and storage capacity; (ii) rail load and unload volumes multiplied by the number of days in the period and divided by the number of months in the period; (iii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to crude Btu equivalent ratio and further divided by 1,000 to convert to monthly volumes in millions; and (iv) NGL fractionation volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(in millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Basic Net Income per Limited Partner Unit
Net income attributable to PAA	$287	$292	$671	$821
Less: General partner’s incentive distribution (1)	(117)	(91)	(227)	(177)
Less: General partner 2% ownership (1)	(4)	(4)	(9)	(13)
Net income available to limited partners	166	197	435	631
Less: Undistributed earnings allocated and distributions to participating securities (1)	(1)	(1)	(3)	(5)
Net income available to limited partners in accordance with application of the two-class method for MLPs	$165	$196	$432	$626

Basic weighted average number of limited partner units outstanding	365	340	363	338

Basic net income per limited partner unit	$0.45	$0.58	$1.19	$1.85

Diluted Net Income per Limited Partner Unit
Net income attributable to PAA	$287	$292	$671	$821
Less: General partner’s incentive distribution (1)	(117)	(91)	(227)	(177)
Less: General partner 2% ownership (1)	(4)	(4)	(9)	(13)
Net income available to limited partners	166	197	435	631
Less: Undistributed earnings allocated and distributions to participating securities (1)	(1)	(1)	(3)	(3)
Net income available to limited partners in accordance with application of the two-class method for MLPs	$165	$196	$432	$628

Basic weighted average number of limited partner units outstanding	365	340	363	338
Effect of dilutive securities: Weighted average LTIP units (2)	2	2	2	3
Diluted weighted average number of limited partner units outstanding	367	342	365	341

Diluted net income per limited partner unit	$0.45	$0.57	$1.18	$1.84

(1) We calculate net income available to limited partners based on the distributions pertaining to the current period’s net income.  After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners and participating securities in accordance with the contractual terms of the partnership agreement and as further prescribed under the two-class method.

(2) Our Long-term Incentive Plan (“LTIP”) awards that contemplate the issuance of common units are considered dilutive unless (i) vesting occurs only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. LTIP awards that are deemed to be dilutive are reduced by a hypothetical unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY

(in millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Selected Items Impacting Comparability - Income/(Loss) (1):
Gains/(losses) from derivative activities net of inventory valuation adjustments (2)	$(14)	$26	$50	$50
Equity-indexed compensation expense (3)	(17)	(16)	(36)	(39)
Net gain/(loss) on foreign currency revaluation	11	(4)	6	4
Tax effect on selected items impacting comparability	—	(1)	(9)	(6)
Other (4)	—	—	—	1
Selected items impacting comparability of net income attributable to PAA	$(20)	$5	$11	$10

Impact to basic net income per limited partner unit	$(0.06)	$0.02	$0.03	$0.02
Impact to diluted net income per limited partner unit	$(0.05)	$0.01	$0.03	$0.02

(1) Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(2) Includes mark-to-market gains and losses resulting from derivative instruments that are related to underlying activities in future periods or the reversal of mark-to-market gains and losses from the prior period, net of inventory valuation adjustments, as applicable.

(3) Equity-indexed compensation expense above excludes the portion of equity-indexed compensation expense represented by grants under LTIP that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.

(4) Includes other immaterial selected items impacting comparability, as well as the noncontrolling interests’ portion of selected items.

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF ADJUSTED BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(in millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Basic Adjusted Net Income per Limited Partner Unit
Net income attributable to PAA	$287	$292	$671	$821
Selected items impacting comparability of net income attributable to PAA (1)	20	(5)	(11)	(10)
Adjusted net income attributable to PAA	307	287	660	811
Less: General partner’s incentive distribution (2)	(117)	(91)	(227)	(177)
Less: General partner 2% ownership (2)	(4)	(4)	(9)	(13)
Adjusted net income available to limited partners	186	192	424	621
Less: Undistributed earnings allocated and distributions to participating securities (2)	(1)	(1)	(3)	(4)
Adjusted limited partners’ net income	$185	$191	$421	$617

Basic weighted average number of limited partner units outstanding	365	340	363	338

Basic adjusted net income per limited partner unit	$0.51	$0.56	$1.16	$1.83

Diluted Adjusted Net Income per Limited Partner Unit
Net income attributable to PAA	$287	$292	$671	$821
Selected items impacting comparability of net income attributable to PAA (1)	20	(5)	(11)	(10)
Adjusted net income attributable to PAA	307	287	660	811
Less: General partner’s incentive distribution (2)	(117)	(91)	(227)	(177)
Less: General partner 2% ownership (2)	(4)	(4)	(9)	(13)
Adjusted net income available to limited partners	186	192	424	621
Less: Undistributed earnings allocated and distributions to participating securities (2)	(1)	(1)	(3)	(3)
Adjusted limited partners’ net income	$185	$191	$421	$618

Diluted weighted average number of limited partner units outstanding	367	342	365	341

Diluted adjusted net income per limited partner unit	$0.50	$0.56	$1.15	$1.82

(1)  Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(2)  We calculate adjusted net income available to limited partners based on the distributions pertaining to the current period’s net income.  After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners and participating securities in accordance with the contractual terms of the partnership agreement and as further prescribed under the two-class method.

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Excluding Selected Items Impacting Comparability (“Adjusted EBITDA”) Reconciliations
Net Income	$288	$300	$672	$837
Add: Interest expense, net	82	75	161	152
Add: Income tax expense	22	18	70	70
Add: Depreciation and amortization	100	91	196	173
EBITDA	$492	$484	$1,099	$1,232
Selected items impacting comparability of EBITDA (1)	20	(6)	(20)	(15)
Adjusted EBITDA	$512	$478	$1,079	$1,217

(1)  Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Adjusted EBITDA to Implied Distributable Cash Flow (“DCF”)
Adjusted EBITDA	$512	$478	$1,079	$1,217
Interest expense, net	(82)	(75)	(161)	(152)
Maintenance capital	(48)	(39)	(95)	(82)
Current income tax expense	(16)	(8)	(52)	(53)
Equity earnings in unconsolidated entities, net of distributions	2	(1)	7	(1)
Distributions to noncontrolling interests (1)	(1)	(13)	(2)	(25)
Implied DCF	$367	$342	$776	$904

(1)  Includes distributions that pertain to the current period's net income, which are paid in the subsequent period.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Cash Flow from Operating Activities Reconciliation
EBITDA	$492	$484	$1,099	$1,232
Current income tax expense	(16)	(8)	(52)	(53)
Interest expense, net	(82)	(75)	(161)	(152)
Net change in assets and liabilities, net of acquisitions	(287)	(70)	9	232
Other items to reconcile to cash flows from operating activities:
Equity-indexed compensation expense	34	27	68	78
Net cash provided by operating activities	$141	$358	$963	$1,337

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2014			June 30, 2014
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP

REVENUES	$11,195	$—	$11,195	$22,878	$—	$22,878

COSTS AND EXPENSES
Purchases and related costs	10,280	—	10,280	20,950	—	20,950
Field operating costs	360	—	360	696	—	696
General and administrative expenses	90	1	91	179	2	181
Depreciation and amortization	100	—	100	196	1	197
Total costs and expenses	10,830	1	10,831	22,021	3	22,024

OPERATING INCOME	365	(1)	364	857	(3)	854

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	23	—	23	44	—	44
Interest expense, net	(82)	(3)	(85)	(161)	(5)	(166)
Other income/(expense), net	4	—	4	2	—	2

INCOME BEFORE TAX	310	(4)	306	742	(8)	734
Current income tax expense	(16)	—	(16)	(52)	—	(52)
Deferred income tax expense	(6)	(9)	(15)	(18)	(17)	(35)

NET INCOME	288	(13)	275	672	(25)	647
Net income attributable to noncontrolling interests	(1)	(259)	(260)	(1)	(617)	(618)
NET INCOME ATTRIBUTABLE TO PAGP	$287	$(272)	$15	$671	$(642)	$29

BASIC AND DILUTED NET INCOME PER CLASS A SHARE			$0.11			$0.21

BASIC AND DILUTED WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			136			135

(1)   Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600          Houston, Texas 77002          (713) 646-4100 / (866) 809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET DATA

(in millions)

	June 30, 2014
	PAA	Consolidating Adjustments (1)	PAGP
ASSETS
Current assets	$5,168	$2	$5,170
Property and equipment, net	11,613	21	11,634
Goodwill	2,502	—	2,502
Linefill and base gas	895	—	895
Long-term inventory	287	—	287
Investments in unconsolidated entities	545	—	545
Other, net	485	1,076	1,561
Total assets	$21,495	$1,099	$22,594

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$5,423	$1	$5,424
Senior notes, net of unamortized discount	7,409	—	7,409
Long-term debt under credit facilities and other	5	526	531
Other long-term liabilities and deferred credits	546	—	546
Total liabilities	13,383	527	13,910

Partners’ capital excluding noncontrolling interests	8,053	(7,007)	1,046
Noncontrolling interests	59	7,579	7,638
Total partners’ capital	8,112	572	8,684
Total liabilities and partners’ capital	$21,495	$1,099	$22,594

(1)      Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS GP HOLDINGS AND SUBSIDIARIES

DISTRIBUTION SUMMARY (unaudited)

Q2 2014 PAGP DISTRIBUTION SUMMARY

(in millions, except per unit and per share data)

Q2 2014 (1)
PAA Distribution/LP Unit	$0.6450
GP Distribution/LP Unit	$0.3312
Total Distribution/LP Unit	$0.9762

PAA LP Units Outstanding at 8/1/14	369

Gross GP Distribution	$128
Less: IDR Reduction	(6)
Net Distribution from PAA to AAP	$122
Less: Debt Service	(2)
Less: G&A Expense	(1)
Less: Other	—
Cash Available for Distribution by AAP	$119

Distributions to AAP Partners
Direct AAP Owners & AAP Management (79.1% economic interest)	$94
PAGP (20.9% economic interest)	25
Total distributions to AAP Partners	$119

Distribution to PAGP Investors	$25
PAGP Class A Shares Outstanding at 8/1/14	136
PAGP Distribution/Class A Share	$0.18340

(1)      Amounts may not recalculate due to rounding.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS GP HOLDINGS AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER CLASS A SHARE

(in millions, except per share data)

	Three Months Ended	Six Months Ended
	June 30, 2014	June 30, 2014
Basic and Diluted Net Income per Class A Share
Net income attributable to PAGP	$15	$29
Basic and diluted weighted average number of Class A shares outstanding	136	135

Basic and diluted net income per Class A share	$0.11	$0.21

Contacts:

Ryan Smith	Al Swanson

Director, Investor Relations	Executive Vice President, CFO

(866) 809-1291	(800) 564-3036

###

333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036